UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 16, 2024

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2024, EnLink Midstream, LLC (the “Company”) and each of GIP III Stetson I, L.P. and GIP III Stetson II, L.P. (together “GIP Entities”), the holders of approximately 46.2%, in the aggregate, of the outstanding common units of the Company (the “Common Units”) and, in the case of GIP III Stetson I, L.P., the owner of all of the equity interests in EnLink Midstream Manager, LLC, the managing member of the Company (the “Manager”), entered into a Unit Repurchase Agreement (the “Repurchase Agreement”) pursuant to which the Company agreed to repurchase, on a quarterly basis, a number of Common Units held by the GIP Entities (the “GIP Units”) based upon the number of Common Units repurchased from public unitholders by the Company during the applicable quarter, beginning with the quarter ending March 31, 2024, as described below. The Repurchase Agreement is substantially similar to the repurchase agreement entered into by the Company and the GIP Entities on December 20, 2022, which provided for proportional repurchases by the Company of GIP Units during 2023, and which agreement terminated as of December 31, 2023 in accordance with its terms.

Under the Repurchase Agreement, following each fiscal quarter beginning with the quarter ending March 31, 2024, the Company will repurchase from the GIP Entities a number of GIP Units equal to (i) the aggregate number of Common Units repurchased by the Company in the open market during such quarter, multiplied by (ii) a percentage such that the GIP Entities’ then-existing economic ownership percentage of outstanding Common Units is maintained after the open market repurchases are taken into account. The initial percentage will be adjusted each quarter, as necessary, so that the GIP Entities’ economic ownership interest will remain the same after giving effect to the open market repurchases. The per unit price the Company will pay for the GIP Units will be the average per unit price paid by the Company for the Common Units repurchased from public unitholders during the applicable quarter.

The repurchase of GIP Units by the Company will occur one business day before the Company’s reporting of earnings for such quarter. The Company will disclose in its periodic reports filed with the Commission the number of GIP Units purchased by the Company with respect to each quarter.

The Repurchase Agreement will renew for successive one-year terms (each, a “Renewal Year”) on January 1 of each Renewal Year, with the first Renewal Year beginning on January 1, 2025, unless either the Company or the GIP Entities elects to terminate the Repurchase Agreement prior to the start of any Renewal Year, during a two-week period in December preceding the applicable Renewal Year. The Repurchase Agreement may also be terminated at any time by either the Company or the GIP Entities upon 10 days’ written notice to the other party or upon the mutual agreement of the parties thereto. The terms of the Repurchase Agreement were unanimously approved by the Manager’s Board of Directors (the “Board”) and, based upon the related party nature of the Repurchase Agreement with the GIP Entities, the Conflicts Committee of the Board.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Unit Repurchase Agreement, dated as of January 16, 2024, between EnLink Midstream, LLC, GIP III Stetson 1, L.P. and GIP III Stetson II, L.P.

104	—	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: January 16, 2024	By:	/s/ Benjamin D. Lamb
Benjamin D. Lamb
Executive Vice President and Chief Financial Officer

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